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                                                                  EXHIBIT 99(h)


                                      THE

                             SERIES D AND SERIES G
                                EXCHANGE OFFERS

                                   QUESTIONS
                                       &
                                    ANSWERS


                                    GM LOGO

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                             Questions and Answers
                                  relating to
                  the Offer by General Motors Capital Trust D
                                to exchange its

                             8.67% Trust Originated

                Preferred Securities(SM) ("TOPrS(SM)"), Series D
                     (the "Series D Preferred Securities"),
                     for up to 5,462,917 Depositary Shares
                   (the "Series D 7.92% Depositary Shares"),
                   each representing one-fourth of a share of
                        Series D 7.92% Preference Stock
                    (the "Series D 7.92% Preference Stock")
                of General Motors Corporation ("General Motors")
                                      and
                  the Offer by General Motors Capital Trust G
                                to exchange its

                             9.87% Trust Originated

                Preferred Securities(SM) ("TOPrS(SM)"), Series G
                   (the "Series G Preferred Securities" and,
                together with the Series D Preferred Securities,
                          the "Preferred Securities"),
                     for up to 9,071,910 Depositary Shares
                  (the "Series G 9.12% Depositary Shares" and,
              together with the Series D 7.92% Depositary Shares,
                           the "Depositary Shares"),
                   each representing one-fourth of a share of
                        Series G 9.12% Preference Stock
                  (the "Series G 9.12% Preference Stock" and,
               together with the Series D 7.92% Preference Stock,
                            the "Preference Stock")
                               of General Motors

                          THE OFFERS (AND THE RELATED
                       WITHDRAWAL RIGHTS) WILL EXPIRE AT
                         12:00 MIDNIGHT, EASTERN TIME,

                          ON WEDNESDAY, JULY 2, 1997,


-------------------------       UNLESS EXTENDED.

                (SM) "Trust Originated Preferred Securities" and
                "TOPrS" are service marks of Merrill Lynch & Co.


     Please note that the following information does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to the Prospectus dated June , 1997 (the "Prospectus") and the accompanying Letter of Transmittal relating to the Series D 7.92% Depositary Shares (which, together with the Prospectus, constitutes the "Series D Offer") and/or the accompanying Letter of Transmittal relating to the Series G 9.12% Depositary Shares (which, together with the Prospectus, constitutes the "Series G Offer" and, together with the Series D Offer, the "Offers"), as applicable. Please refer to the Prospectus for details of the Offers and the defined terms used herein.


Q:  WHAT ARE THE TERMS OF THE OFFERS?

A:  Series D. In the Series D Offer, the Series D Trust will exchange one Series
     D Preferred Security for each Series D 7.92% Depositary Share validly tendered and accepted for exchange, up to a maximum of 5,462,917 (i.e., approximately 90%) of the outstanding Series D 7.92% Depositary Shares not owned by General Motors.

     Series G. In the Series G Offer, the Series G Trust will exchange one Series G Preferred Security for each Series G 9.12% Depositary Share validly tendered and accepted for exchange, up to a maximum of 9,071,910 (i.e., approximately 90%) of the outstanding Series G 9.12% Depositary Shares not owned by General Motors.

     See "The Offers" in the Prospectus.

Q:  WHAT ARE SERIES D PREFERRED SECURITIES AND SERIES G PREFERRED SECURITIES?


A: Series D. Series D Preferred Securities represent undivided beneficial ownership interests in the Series D Trust's assets, which assets consist solely of 8.67% Junior Subordinated Deferrable Interest Debentures, Series D, due 2012 (the "Series D Junior Subordinated Debentures") issued by General Motors to the Series D Trust. The Series D Preferred Securities pay quarterly distributions corresponding to the interest rate and the payment dates on the Series D Junior Subordinated Debentures.


     Series G. Series G Preferred Securities represent undivided beneficial ownership interests in the Series G Trust's assets, which assets consist

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     solely of 9.87% Junior Subordinated Deferrable Interest Debentures, Series
     G, due 2012 (the "Series G Junior Subordinated Debentures") issued by General Motors to the Series G Trust. The Series G Preferred Securities pay quarterly distributions corresponding to the interest rate and the payment dates on the Series G Junior Subordinated Debentures.


     See "Description of the Preferred Securities" and "Description of the Junior Subordinated Debentures" in the Prospectus.

Q:  WHAT IS THE PURPOSE OF THE OFFERS?


A: The principal purpose of the Offers is to refinance the Depositary Shares with the Preferred Securities to restructure a portion of General Motors' outstanding equity. This restructuring will achieve competitive financing and certain tax efficiencies. The refinancings effected pursuant to the Offers will permit General Motors to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes (in contrast to the dividends payable on the Depositary Shares, which are not deductible).


Q:  WILL THE PREFERRED SECURITIES BE LISTED ON THE NEW YORK STOCK EXCHANGE?


A: General Motors will apply to list the Series D Preferred Securities on the New York Stock Exchange under the ticker symbol "GM Pr X" and to list the Series G Preferred Securities on the New York Stock Exchange under the ticker symbol "GM Pr Y."


Q:  ARE THE PREFERRED SECURITIES RATED?


A:  As of the date of the Prospectus, General Motors expects that the Series D
     Preferred Securities and Series G Preferred Securities will receive the same ratings by Moody's Investors Service and Standard & Poor's Ratings Services as the corresponding series of Depositary Shares.



     A rating of any class of securities does not constitute a recommendation to buy, sell, or hold such securities, nor does it address the price of such securities or the suitability of such securities to any investor. A rating addresses the likelihood of the ultimate payment of distributions on securities, but does not address the timing of such payments or any prepayment or yield considerations. A rating is subject to revision or withdrawal at any time by the applicable rating agency.



Q:  HOW ARE THE JUNIOR SUBORDINATED DEBENTURES RANKED?



A:  Although the obligations of General Motors under the Junior Subordinated
     Debentures are unsecured and will be subordinated and junior to all Senior Indebtedness and Other Financial Obligations of General Motors, they will rank pari passu with General Motors' other general unsecured creditors and will be senior to all capital stock of General Motors now or hereafter issued by General Motors (including the Preference Stock underlying the Depositary Shares).


Q:  HOW ARE THE PREFERRED SECURITIES GUARANTEED?

A: Payments of distributions on the Series D and Series G Preferred Securities and on liquidation or redemption are guaranteed on a subordinated basis by General Motors, but only if and to the extent payments have been made on the corresponding series of Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantees" in the Prospectus.

Q:  ARE THE REDEMPTION PROVISIONS OF THE PREFERRED SECURITIES DIFFERENT FROM
     THOSE OF THE DEPOSITARY SHARES?


A: The Preferred Securities contain optional redemption provisions generally equivalent to the optional redemption provisions of the Depositary Shares (i.e., the Series D Preferred Securities may be redeemed at face value on and after August 1, 1999 and the Series G Preferred Securities may be redeemed at face value on and after January 1, 2001). In contrast to the Depositary Shares, the Preferred Securities may be redeemed at any time upon the occurrence of a Tax Event (as defined in the Prospectus); any such redemption occurring prior to the respective dates set forth in the preceding sentence would be at a premium, as described in more detail in the Prospectus. Finally, again in contrast to the Depositary Shares, the Preferred Securities must be redeemed upon the maturity of the related Junior Subordinated Debentures, which will occur not later than in the year 2012. The Depositary Shares do not have a stated maturity and are not mandatorily redeemable.


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     See "Risk Factors and Special Considerations Relating to the Offers,"
     "Comparison of Preferred Securities and Depositary Shares," "Description of the Preferred Securities," and "Description of the Junior Subordinated Debentures" in the Prospectus.

                       DISTRIBUTION AND DIVIDEND MATTERS

Q:  HOW DO THE DISTRIBUTION RATES ON THE PREFERRED SECURITIES COMPARE TO THE
     DIVIDEND RATES ON THE DEPOSITARY SHARES?


A:  Series D. The distribution rate on the Series D Preferred Securities is
     8.67% per annum, while the dividend rate for Series D 7.92% Depositary Shares is 7.92% per annum.



     Series G. The distribution rate on the Series G Preferred Securities is 9.87% per annum, while the dividend rate for Series G 9.12% Depositary Shares is 9.12% per annum.


Q:  WILL DISTRIBUTIONS ON THE PREFERRED SECURITIES BE PAID ON THE SAME SCHEDULE
     AS DIVIDENDS ON THE DEPOSITARY SHARES?

A: Yes, subject to General Motors' right to defer such distributions, as explained below.


Q:  A DIVIDEND WAS PAID ON THE DEPOSITARY SHARES ON MAY 1, 1997, AND THE NEXT
     SCHEDULED DIVIDEND PAYMENT DATE ON THE DEPOSITARY SHARES IS AUGUST 1, 1997. WILL TENDERING HOLDERS BE COMPENSATED FOR THE AMOUNT OF DIVIDENDS ON ANY DEPOSITARY SHARES THAT ARE EXCHANGED IN THE OFFERS ACCRUED THROUGH THE DATE OF EXCHANGE?


A:  Yes.


     Series D. If the Series D Offer is consummated, holders of Series D Depositary Shares tendered for exchange pursuant to the Series D Offer who hold Series D Preferred Securities on the applicable record date will be entitled to a cash distribution on August 1, 1997 at the rate of 7.92% per annum from April 1, 1997 through and including the Expiration Date of the Series D Offer.



     Series G. If the Series G Offer is consummated, holders of Series G Depositary Shares tendered for exchange pursuant to the Series G Offer who hold Series G Preferred Securities on the applicable record date will be entitled to a cash distribution on August 1, 1997 at the rate of 9.12% per annum from April 1, 1997 through and including the Expiration Date of the Series G Offer.


     See "Description of the Preferred Securities--Distributions" in the Prospectus.

Q:  EXPLAIN THE 20 QUARTER DISTRIBUTION DEFERRAL PROVISIONS OF THE PREFERRED
     SECURITIES.


A:  Quarterly interest payments on the Series D and/or Series G Junior
     Subordinated Debentures may be deferred, at the option of General Motors, for one or more periods of up to 20 consecutive quarters each (each, an "Extension Period"), provided that any such Extension Period may not extend beyond the applicable Stated Maturity. In the case of any such deferral, distributions on the Preferred Securities of such Series will be similarly deferred. In the event that General Motors exercises this right with respect to either series of Junior Subordinated Debentures, General Motors will not be permitted to, among other things, declare or pay dividends on any of its capital stock (subject to certain exceptions), as described in the Prospectus. See "Description of the Preferred Securities--Distributions" in the Prospectus. In contrast, quarterly dividend payments on the Depositary Shares are payable only if declared by General Motor's Board of Directors, and thus such dividends may in effect be deferred indefinitely. To date, General Motors has made each quarterly dividend payment with respect to the Series D 7.92% and Series 9.12% Depositary Shares on the respective scheduled payment dates. The Depositary Shares have no maturity date.



     Deferred distributions on Preferred Securities continue to accrue and, if in arrears, are compounded quarterly, at a rate of 8.67% per annum in the case of the Series D Preferred Securities and at a rate of 9.87% per annum in the case of the Series G Preferred Securities. However, while dividends on Depositary Shares continue to accrue if such dividends are suspended, there is no such compounding feature. During such a deferral, the applicable Trust will continue to accrue interest income (as original issue discount) in respect of the applicable Junior Subordinated Debentures which will be taxable to beneficial owners of the Preferred Securities of such Trust. As a result, beneficial owners of such Preferred Securities during such a deferral would be required


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     to include their pro rata share of the interest in
     their gross income, despite not having received such income in cash.

     See "Risk Factors and Special Considerations Relating to the
     Offers--Options to Extend Interest Payment Periods" and "Description of the Preferred Securities--Distributions" in the Prospectus.


                                   TAX ISSUES


Q:  WILL THE EXCHANGE OF PREFERRED SECURITIES FOR DEPOSITARY SHARES CONSTITUTE A
     TAXABLE EVENT?

A:  Yes. General Motors recommends that each holder read the section entitled
     "United States Federal Income Taxation" in the Prospectus and consult their own tax advisor.

Q:  WHAT WILL BE THE INITIAL TAX BASIS FOR THE PREFERRED SECURITIES?

A: The initial tax basis of Preferred Securities acquired in either of the Offers generally will be equal to the fair market value of such Preferred Securities on the Exchange Date of the applicable Offer. Thereafter, adjusted tax basis will be determined as described in "United States Federal Income Taxation" in the Prospectus.

Q:  HOW WILL DISTRIBUTIONS ON PREFERRED SECURITIES BE REPORTED TO THE IRS?


A:  Distributions on Preferred Securities will be reported on Forms 1099-INT.


Q:  CORPORATE HOLDERS CAN CLAIM A DIVIDENDS RECEIVED DEDUCTION WITH RESPECT TO
     DIVIDENDS RECEIVED ON DEPOSITARY SHARES. ARE DISTRIBUTIONS ON PREFERRED SECURITIES ELIGIBLE FOR THAT DEDUCTION?

A:  No.


                  PROCEDURES FOR EXCHANGING DEPOSITARY SHARES


Q: IF DEPOSITARY SHARES ARE REGISTERED IN MY NAME, HOW DO I PARTICIPATE IN THE
   APPLICABLE OFFER(S)?

A: With respect to each Offer, as applicable, you should have received a package consisting of this Question and Answer pamphlet and the following documents:

     - Letter from John F. Smith, Jr., Chairman of the Board, Chief Executive Officer and President of General Motors.


     - Prospectus dated June  , 1997.



     - Letter of Transmittal relating to the applicable series of Depositary Shares (printed on blue paper for the Series D Offer and green paper for the Series G Offer) bearing a pre-printed label with your account name and address.


     - Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.


     - Notice of Guaranteed Delivery relating to the applicable series of Depositary Shares (printed on blue paper for the Series D Offer and green paper for the Series G Offer).


     - Return envelope addressed to The First National Bank of Boston, the Exchange Agent in connection with the Offers.


     If, after reviewing these materials carefully, you decide to participate in either or both of the Offers, as applicable, please do the following:


     - Complete the applicable Letter(s) of Transmittal:

       - Read the instructions carefully.

       - Complete all applicable sections.


       - Sign the Letter(s) of Transmittal in the boxes entitled "Holder(s) of Series Depositary Shares Sign Here" and "Substitute Form W-9" and, if applicable, the box entitled "Certificate of Awaiting Taxpayer Identification Number."


     - Do not sign your certificate(s) representing the applicable Depositary Shares.

     - Send the applicable Letter(s) of Transmittal together with your certificate(s) representing the applicable Depositary Shares to The First National Bank of Boston, as Exchange Agent, at the address shown on the Letter(s) of Transmittal. It is recommended that you use registered or certified mail.


     IF YOU HAVE ANY QUESTIONS, HAVE NOT RECEIVED THE APPLICABLE LETTER(S) OF TRANSMITTAL OR OTHER DOCUMENTS PERTAINING TO THE APPLICABLE OFFER(S), OR NEED OTHER ASSISTANCE IN COMPLETING THE APPLICABLE LETTER(S) OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005, (800) 223-2064 (TOLL
     FREE); BANKS AND BROKERS CALL COLLECT (212) 440-9800.



     A holder of record may also contact his or her broker to tender the Depositary Shares owned by such holder on such holder's behalf. If you cannot deliver your certificate(s) to the Exchange Agent before the applicable Expiration Date, then you must arrange for your broker to guarantee delivery of your Depositary Shares.


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     See "The Offers--Procedures for Tendering"
     in the Prospectus.

Q:  IF MY DEPOSITARY SHARES ARE HELD BY A BROKER OR BANK FOR MY ACCOUNT, HOW DO
     I PARTICIPATE IN THE APPLICABLE OFFER(S)?

A: With respect to each Offer, as applicable, if your Depositary Shares are held by a broker or bank for your account, you should have received a package from them as holder of record containing, along with this Question and Answer pamphlet, the following:


     - Letter from John F. Smith, Jr., Chairman of the Board, Chief Executive Officer and President of General Motors.



     - Prospectus dated June  , 1997.



     - Letter of Transmittal relating to the applicable series of Depositary Shares, for your information only.



     - Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.



     - Notice of Guaranteed Delivery relating to the applicable series of Depositary Shares, for your information only.



     - Cover letter or notice from your broker or bank.



     If you decide to participate in either or both Offers, as applicable, you must contact your broker or bank to tender your Depositary Shares on your behalf. See "The Offers--Procedures for Tendering--Special Procedure for Beneficial Owners" in the Prospectus.


Q:  ONCE I HAVE TENDERED MY DEPOSITARY SHARES, OR INSTRUCTED MY BROKER OR BANK
     TO TENDER THEM ON MY BEHALF, MAY I WITHDRAW THEM FROM THE APPLICABLE OFFER(S)?

A: Yes. Tenders of Depositary Shares may be withdrawn at any time prior to the applicable Expiration Date(s) and, unless accepted for exchange by the applicable Trust, may be withdrawn at any time after 40 business days from the date of the Prospectus. See "The Offers--Withdrawal of Tenders" in the Prospectus.

Q:  WHEN DO THE OFFERS EXPIRE?


A:  Each Offer expires at 12:00 midnight, Eastern time, on Wednesday, July 2,
     1997, unless extended by the applicable Trust. Either Trust may also amend or terminate its respective Offer as described in the Prospectus.



                            For additional details,

                         or if you have any questions,
                       please call the Information Agent:

                         GEORGESON & COMPANY INC. LOGO

                                 (800) 223-2064
                                       or
                        Banks and Brokers Call Collect:
                                 (212) 440-9800


                                    GM LOGO


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